[Exhibit 16.1]



June 17, 2004

Securities and Exchange Commission
Washington, DC  20549

Dear Sirs:

We have read and agree with the comments in Item 4 of Form 8-K of BF Acquisition Group I, Inc. (Commission File Number 0-26843) dated June 17, 2004, insofar as the comments relate to our firm.

Sincerely,

/s/ De Leon & Company
De Leon & Company
Certified Public Accountants and Consultants